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                                 EXHIBIT 10(f)
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                              HCI AGREEMENT NO. 439
                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT
                    (hereinafter referred to as "Agreement")

                                     between

                       MERCHANTS MUTUAL INSURANCE COMPANY
               MERCHANTS INSURANCE COMPANY OF NEW HAMPSHIRE, INC.

                                Buffalo, New York
                   (hereinafter referred to as the "Company")

                                       and

                      The Subscribing Reinsurers executing
       the Interests and Liabilities Agreements attached to this Agreement
           (hereinafter collectively referred to as the "Reinsurers")

    ------------------------------------------------------------------------

In consideration of the promises set forth in this Agreement, the parties agree as follows:

ARTICLE I - SCOPE OF AGREEMENT

         As a condition precedent to the Reinsurers' obligations under this Agreement, the Company shall cede to the Reinsurers the property business described in this Agreement, and the Reinsurers shall accept such business as reinsurance from the Company.

         This Agreement is comprised of Articles I through XXI and the Exhibits listed below. The terms of the Articles and of the Exhibits shall determine the rights and obligations of the parties. The terms of the Articles shall apply to each Exhibit unless specifically amended therein.

           EXHIBIT A - FIRST EXCESS OF LOSS REINSURANCE (Catastrophe)

                                       of
                                PROPERTY BUSINESS

           EXHIBIT B - SECOND EXCESS OF LOSS REINSURANCE (Catastrophe)

                                       of
                                PROPERTY BUSINESS

           EXHIBIT C - THIRD EXCESS OF LOSS REINSURANCE (Catastrophe)

                                       of
                                PROPERTY BUSINESS


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ARTICLE II - PARTIES TO THE AGREEMENT

         This Agreement is solely between the Company and the Reinsurers. When more than one Company is named as a party to this Agreement, the first Company named shall be the agent of the other companies as to all matters pertaining to this Agreement. Performance of the obligations of each party under this Agreement shall be rendered solely to the other party. However, if the Company becomes insolvent, the liability of the Reinsurers shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY. In no instance shall any insured of the Company or any claimant against an insured of the Company have any rights under this Agreement.

ARTICLE III - TERM

         This Agreement shall apply to loss occurrences which commence during the period from January 1, 1997 to December 31, 1997 both dates inclusive, at the place of the loss occurrence.

         This Agreement shall not apply to loss occurrences which commence prior to the effective date of this Agreement and continue during any part of the term of this Agreement. However, this Agreement shall apply to loss occurrences which commence during and continue beyond the term of this Agreement and in the computation of the liability of the Reinsurers the entire ultimate net loss resulting from each such loss occurrence shall be included, subject to the limitations set forth in paragraph (f) of the article entitled DEFINITIONS.

ARTICLE IV - DEFINITIONS

         (a)      PROPERTY BUSINESS

                  This term shall mean insurance which is classified in the NAIC form of annual statement as fire, allied lines, farmowners multiple peril (section I), homeowners multiple peril (section
                  I), commercial multiple peril (section I, including section I of business owners), inland marine, (including Section 1 of boatowners), Earthquake, and automobile physical damage (excluding collision but including water damage, fleet dealers' and garagekeepers' legal liability), except those lines specifically excluded in the article entitled EXCLUSIONS, on risks wherever located in the United States of America, its territories and possessions, and in Canada.

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         (b)      COMPANY RETENTION

                  This term shall mean the amount the Company shall retain for its own account; however, this requirement shall be satisfied if this amount is retained by the Company or its affiliated companies under common management or common ownership.

         (c)      ULTIMATE NET LOSS

                  This term shall mean all payments by the Company of claims and losses, within the limits of liability or amounts of insurance of the policies of the Company, and adjustment expense, after deduction of salvage and after deduction of amounts due from all other reinsurance, whether collectible or not. If the Company becomes insolvent, this definition shall be modified to the extent set forth in the article entitled INSOLVENCY OF THE COMPANY.

         (d)      ADJUSTMENT EXPENSE

                  This term shall mean expenditures by the Company, other than for office expenses and for the salaries and expenses of employees of the Company or of any subsidiary or related or wholly owned Company of the Company, made in connection with the disposition of a claim, loss, or legal proceeding including investigation, negotiation, and legal expenses; court costs; prejudgment interest or delayed damages; and interest on any judgment or award.

         (e)      PREJUDGMENT INTEREST OR DELAYED DAMAGES

                  This term shall mean interest or damages added to a settlement, verdict, award, or judgment based on the amount of time prior to the settlement, verdict, award, or judgment whether or not made part of the settlement, verdict, award, or judgment.

         (f)      LOSS OCCURRENCE

                  This term shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the territorial limits of this Agreement. However, the duration and extent of any one loss occurrence shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "Loss Occurrence" shall be further defined as follows:

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                  (l)      As regards windstorm, hail, tornado, hurricane,
                           cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto;

                  (2) As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an assured's premises by strikers, provided such occupation commenced during the aforesaid period;

                  (3) As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this definition) and fire following directly occasioned by earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's loss occurrence;

                  (4) As regards "Freeze", only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's loss occurrence.

                  The Company may choose the date and time when any such period of consecutive hours commences provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours (or in the case of paragraph
                  (1) and (2) above, 72 consecutive hours) shall apply with respect to one event.

                  No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

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         (g)      SUBJECT NET EARNED PREMIUM

                  This term shall mean the direct premiums earned by the Company during the term of this Agreement on the business reinsured hereunder after deduction of return premiums and after deduction of premiums paid for reinsurance which inures to the benefit of the Reinsurers.

                  For purposes of this Agreement, subject net earned premium shall be deemed to be:

                  (1) 100% of fire, allied lines and inland marine policy
                      premiums;

                  (2) 85% of the total homeowners and farmowners policy
                      premiums;

                  (3) 40% of the total commercial multiple peril and business owners policy premiums;

                  (4) 100% of automobile physical damage premium excluding
                      collision; and

                  (5) 100% of all other policy premiums for the business
                      reinsured hereunder.

ARTICLE V - EXCLUSIONS

         This Agreement shall not apply to:

         (a)      Reinsurance accepted by the Company other than:

                  (1) Facultative reinsurance on a share basis of risks accepted individually and not forming part of any agreement, or

                  (2) Local agency reinsurance on a share basis accepted in the normal course of business, or

                  (3) From its affiliates;

         (b)      Nuclear incident per the following clauses attached hereto:

                  (l) Nuclear Incident Exclusion Clause - Physical Damage Reinsurance-U.S.A. NMA 1119;

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                  (2) Nuclear Incident Exclusion Clause - Physical Damage
                      Reinsurance-Canada NMA 1980;

         (c) Any extra or non-contractual damages (including loss in excess of policy limits) or legal fees and expense attendant to the defense thereof, including but not limited to compensatory, exemplary and punitive damages or fines or statutory penalties which are awarded against the Company as a result of an act, omission, or course of conduct committed by or on behalf of the Company;

         (d) Any loss or liability accruing to the Company directly or indirectly from any insurance written by or through any pool or association including pools or associations in which membership by the Company is required under any statutes or regulations; however, this exclusion shall not apply to:

                  (1)     The Alabama Insurance Underwriting Association;

                  (2)     The Florida Windstorm Underwriting Association;

                  (3)     The Louisiana Insurance Underwriting Association;

                  (4)     The Mississippi Windstorm Underwriting Association;

                  (5)     The New York Coastal Market Assistance Program (CMAP);

                  (6)     The North Carolina Insurance Underwriting Association;

                  (7) The South Carolina Windstorm and Hail Underwriting Association;

                  (8)     The Texas Catastrophe Property Insurance Association;

                  (9)     All "Fair Plan" and "Rural Risk Plan" business;

                  (10)    The Devco Mutual Association,

                  however, this Agreement shall not cover any increase in such liability resulting from the inability of any other participant in any such pool or plan to meet its liability;

        (e) Any liability of the Company arising from its participation or membership in any insolvency fund;

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(f)      Any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority; however, this exclusion shall not apply to any policy which contains a standard war exclusion;

(g) Risks written on a layered basis, whether primary or excess of loss, or policies written with a deductible or franchise of more than $5,000; however, this exclusion shall not apply to policies which provide a percentage deductible or franchise in connection with windstorm;

(h) Insurance against earthquake, except when written in conjunction with fire and otherwise eligible perils;

(i)      Insurance on growing crops;

(j) Insurance against flood, surface water, waves, tidal water or tidal wave, overflow of streams or other bodies of water or spray from any of the foregoing, all whether driven by wind or not except when written in conjunction with fire and otherwise eligible perils;

(k) Any loss in respect of overhead transmission and distribution lines and their supporting structures other than those on or within 1000 feet of the insured premises; however, this exclusion shall not apply to public utilities extension and/or suppliers extension and/or contingent business interruption coverages, provided that these are not part of a transmitters' or distributors' policy;

(l)      Business classified as fidelity;

(m) Liability under coverage afforded for loss or damage resulting from failure to account or pay for any goods or merchandise sold on credit, delivered under deferred payment agreements, consigned for sale, or delivered under any trust or floor plan agreements, except under standard accounts receivable policies;

(n) Any loss or damage caused by or resulting from explosion, rupture, or bursting of steam boilers, steam pipes, steam turbines, steam engines, or rotating parts of machinery caused by centrifugal force; if owned by, leased by, or actually operated under the control of the insured. This exclusion shall not apply to ensuing loss by fire not otherwise excluded;

(o) Mortgage impairment insurance and similar kinds of insurance, howsoever styled, providing coverage to an insured with respect to

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         its mortgagee interest in property or its owner interest in foreclosed property;

(p) Difference in conditions insurance and similar kinds of insurance, howsoever styled;

(q) Risks which have a total insurable value of more than $250,000,000; however, this exclusion shall not apply if the Company writes 100% of the risk;

(r) Any collection of fine arts with an insurable value of $5,000,000 or more;

(s)      Mobile homes;

(t)      Inland marine business with respect to the following:

         (l)      All bridges and tunnels;

         (2) Cargo insurance when written as such with respect to ocean, lake, or inland waterways vessels;

         (3)      Commercial negative film insurance and cast insurance;

         (4)      Drilling rigs;

         (5)      Furriers' customers policies;

         (6)      Garment contractors policies;

         (7)      Insurance on livestock under so-called "mortality policies";

         (8)      Jewelers' block policies and furriers' block policies;

         (9)      Mining equipment while underground;

         (10) Motor truck cargo insurance written for common carriers operating beyond a radius of 300 miles;

         (11)     Radio and television broadcasting towers;

         (12) Registered mail insurance when the limit of any one addressee on any one day is more than $50,000;

(u) Watercraft, other than watercraft insured under a standard homeowners policy;

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(v)      Loss of, damage to, or failure of, or consequential loss resulting therewith (including but not limited to earnings and extra expense) of satellites, spacecraft, and launch vehicles, including cargo and freight carried therein, in all phases of operation (including but not limited to manufacturing, transit, pre-launch, launch, and in-orbit);

(w) Coverage afforded by ISO Pollutant Clean Up and Removal Additional Aggregate Limit of Insurance Endorsement CP 04 07 (Ed. 4/86) or as subsequently amended or by any similar endorsement affording such coverage;

(x) Pollutant clean up or removal, including time element coverage associated therewith, under any commercial property policy or any inland marine policy written by the Company which does not contain ISO Changes-Pollutants Endorsement CP 01 86 (Ed. 4/86) or as subsequently amended; however, this exclusion does not apply to any risk located in a jurisdiction which has not approved the Insurance Services Office exclusion or where other regulatory constraints prohibit the Company from attaching such endorsement. If the Company elects to file an endorsement independent of ISO, such endorsement will be deemed a suitable substitute provided the Company has submitted the wording to the Reinsurers and received the Reinsurers' prior approval.


Article VI - MANAGEMENT OF CLAIMS AND LOSSES

         The Company shall investigate and settle or defend all claims and losses. When requested by the Reinsurers, the Company shall permit the Reinsurers, at the expense of the Reinsurers, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurers. All payments of claims or losses by the Company within the limits of its policies which are within the limits set forth in the applicable Exhibit shall be binding on the Reinsurers, subject to the terms of this Agreement.

Article VII - RECOVERIES

         The Company shall pay to or credit the Reinsurers with the Reinsurers' portion of any recovery obtained from salvage, subrogation, or other insurance. Adjustment expenses for recoveries shall be deducted from the amount recovered.

         The Reinsurers shall be subrogated to the rights of the Company to the extent of their loss payments to the Company. The Company agrees to enforce its rights of salvage, subrogation, and its rights against insurers or to assign these rights to the Reinsurers. Recoveries shall be distributed to the parties in an order inverse to that in which their liabilities accrued.

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Article VIII - AUTOMATIC REINSTATEMENT

         The Limit of Liability of the Reinsurers under each Exhibit of this Agreement with respect to each loss occurrence shall be reduced by an amount equal to the amount of liability paid by the Reinsurers, but that part of the liability of the Reinsurers that is so reduced shall be automatically reinstated from the commencement of the loss occurrence for which payment is made; however, the Limit of Liability of the Reinsurers with respect to all loss occurrences commencing during the term of this Agreement shall not exceed the amount set forth in the section entitled LIABILITY OF THE REINSURERS of each Exhibit of this Agreement. In consideration of this automatic reinstatement, the Company shall pay to the Reinsurers for each amount reinstated an additional reinsurance premium that shall be the product of the reinsurance premium set forth in the section entitled REINSURANCE PREMIUM of each Exhibit of this Agreement, multiplied by the amount of the reinstated Limit of Liability of the Reinsurers divided by the total Limit of Limit of Liability of the Reinsurers for each loss occurrence irrespective of the time of the commencement of the loss occurrence.

         The Company shall pay such additional premium at the same time that the Reinsurers make each payment of ultimate net loss. If the Company requests any such payment of ultimate net loss before the actual reinsurance premium is determined, the additional reinsurance premium shall be provisionally calculated on 100% of the deposit reinsurance premium stipulated in the each Exhibit of this Agreement. Such additional reinsurance premium shall be recalculated and adjusted until both the reinsurance premium and the ultimate net loss are finally determined.

Article IX - REPORTS AND REMITTANCES

         (a)      Claims and Losses

                  The Company shall report to the Reinsurers as soon as possible but within 45 days of each loss occurrence, which in the Company's opinion, may involve the reinsurance afforded by this Agreement. The Company shall advise the Reinsurers of the estimated amount of ultimate net loss in connection with each loss occurrence and of any subsequent changes in such estimate.

                  As soon as possible but within 45 days after receipt of a definitive statement of ultimate net loss from the Company, the Reinsurers shall pay to the Company the Reinsurers' portion of ultimate net loss. Any subsequent changes in the amount of ultimate net loss shall be reported by the Company to the Reinsurers and the amount due either party shall be remitted as soon as possible but within 45 days after receipt of such report

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         (b)      P.C.S. CATASTROPHE BULLETINS

                  The Company shall furnish to the Reinsurers, upon request, the following information with respect to each catastrophe set forth in the Catastrophe Bulletins published by the Property Claim Services:

                  (l) The preliminary estimate of the amount recoverable from the Reinsurers;

                  (2) The Reinsurers' portion of claims, losses, and adjustment expense paid less salvage recovered during each calendar quarter;

                  (3) The Reinsurers' portion of reserves for claims, losses, and adjustment expense at the end of each calendar quarter.

         (c)      GENERAL

                  In addition to the reports required by (a) and (b) above and by the Exhibits, the Company shall furnish such other information as may be required by the Reinsurers for the completion of the Reinsurers' quarterly and annual statements and internal records.

                  All reports shall be rendered on forms acceptable to the Company and the Reinsurers.

Article X - CURRENCY

         Wherever the sign "$" is used in this Agreement it shall mean United States Dollars. Premiums due the Reinsurers and loss payments due the Company shall be remitted in United States Dollars.

Article XI - ERRORS AND OMISSIONS

         The Reinsurers shall not be relieved of liability because of an error or accidental omission of the Company in reporting any claim or loss or any business reinsured under this Agreement, provided that the error or omission is rectified promptly after discovery. The Reinsurers shall be obligated only for the return of the premium paid for business reported but not reinsured under this Agreement.

Article XII - SPECIAL ACCEPTANCES

         Business not within the terms of this Agreement may be submitted to the

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Reinsurers for special acceptance and, if accepted by the Reinsurers, shall be subject to all of the terms of this Agreement except as modified by the special acceptance.

Article XIII - RESERVES AND TAXES

         The Reinsurers shall maintain the required reserves as to the Reinsurers' portion of unearned premium, if any, claims, losses, and adjustment expense.

         The Company shall be liable for all premium taxes on premium ceded to the Reinsurers under this Agreement. If the Reinsurers are obligated to pay any premium taxes on this premium, the Company shall reimburse the Reinsurers; however, the Company shall not be required to pay taxes twice on the same premium.

Article XIV - OFFSET

         The Company or the Reinsurers may offset any balance, whether on account of premium, commission, claims or losses, adjustment expense, salvage, or otherwise, due from one party to the other under this Agreement.

Article XV - INSPECTION OF RECORDS

         The Company shall allow the Reinsurers to inspect, at reasonable times, the records of the Company relevant to the business reinsured under this Agreement, including Company files concerning claims, losses, or legal proceedings which involve or are likely to involve the Reinsurers.

Article XVI - ARBITRATION

         Any unresolved difference of opinion between any of the Reinsurers and the Company shall be submitted to arbitration by three arbitrators. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for purposes of this Article and communications shall be made by the Company to each of the Reinsurers constituting the one party; provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses of claims, nor be construed as changing the liability of the Reinsurers under the terms of this Agreement from several to joint.

         One arbitrator shall be chosen by the Reinsurer(s), and one shall be chosen by the Company. The third arbitrator shall be chosen by the other two arbitrators within ten (10) days after they have been appointed. If the two arbitrators cannot agree upon a third arbitrator, each arbitrator shall nominate three persons of whom the other shall reject two. The third arbitrator shall then be chosen by drawing lots. If either party fails to choose an arbitrator within thirty (30) days after receiving the written request of the other party to

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do so, the latter shall choose both arbitrators, who shall choose the third arbitrator. The arbitrators shall be impartial and shall be persons who are or have been employed or engaged in a senior position in the insurance or reinsurance business.

         The party requesting arbitration (the "Petitioner") shall submit its brief to the arbitrators within thirty (30) days after notice of the selection of the third arbitrator. Upon receipt of the Petitioner's brief, the other party (the "Respondent") shall have thirty (30) days to file a reply brief. On receipt of the Respondent's brief, the Petitioner shall have twenty (20) days to file a rebuttal brief. Respondent shall have twenty (20) days from the receipt of Petitioner's rebuttal brief to file its rebuttal brief. The arbitrators may extend the time for filing of briefs at the request of either party.

         The arbitrators are relieved from judicial formalities and, in addition to considering the rules of law and the customs and practices of the insurance and reinsurance business, shall make their award with a view to effecting the intent of this Agreement. The decision of the majority shall be final and binding upon the parties. The costs of arbitration, including the fees of the arbitrators, shall be shared equally unless the arbitrators decide otherwise. The arbitration shall be held at the times and places agreed upon by the arbitrators.

Article XVII - INSOLVENCY OF THE COMPANY

         In the event of the insolvency of the Company, the reinsurance proceeds will be paid to the Company or the liquidator on the basis of the amount of the claim allowed in the insolvency proceeding without diminution by reason of the inability of the Company to pay all or part of the claim.

         The Reinsurers shall be given written notice of the pendency of each claim against the Company on the policy(ies) reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceedings. The Reinsurers shall have the right to investigate each such claim and to interpose, at their own expense, in the proceeding where such claim is to be adjudicated, any defenses which they may deem available to the Company or its liquidator. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurers.

Article XVIII - LOSS RESERVES (U.S. Dollar Reinsurance Letters of Credit)

         (This Article applies only to those Reinsurers who do not quality for credit in any state or any other governmental authority having jurisdiction over the Company's loss reserves.)

         As regards all business coming within the scope of this Agreement, the Company agrees that when it files with the Insurance Department or establishes reserves for business

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

covered hereunder, as required by law, it will forward to the Reinsurers a statement showing the proportion of such reserves which is applicable to them. These reserves will consist of known outstanding losses that have been reported to the Reinsurers, allocated loss adjustment expenses and unearned premiums. Each such Reinsurer hereby agrees to apply for and secure delivery to the Company of a clean, unconditional and irrevocable Letter of Credit, with a minimum term of one year, that is in a format, and is issued or confirmed, and presentable and payable in the United States by a bank that is a member of the Federal Reserve and approved by the NAIC Securities Valuation Office or, at the option of such Reinsurer, provide a cash advance in an amount equal to such Reinsurer's proportion of said reserves. No reserves established in accordance with the foregoing shall include or be applied towards security for losses incurred but not reported.

         The Company and the Reinsurers agree that the Letter of Credit provided by the Reinsurers under this provision may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and be utilized by the Company or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of such Company for the following purposes:

         (a) to reimburse the Company for the Reinsurers' share of premiums returned to the owners of policies reinsured under this Agreement on account of cancellations of such policies.

         (b) to reimburse the Company for the Reinsurers' share of benefits or losses paid by the Company under the terms and provisions of the policies reinsured under this Agreement;

         (c) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for policies ceded under this Agreement. Such amount shall include, but not be limited to, all case reserves and loss adjustment expense, and unearned premiums;

         (d)      to pay any other amounts the Company claims are due under this

                  Agreement; and

         (e) to return any amounts drawn down on Letters of Credit in excess of the actual amounts required for (a), (b) and (d) above, or in the case of (c) above, any amounts which are subsequently determined not to be due.

         All of the foregoing should be applied without diminution because of insolvency on the part of the Company or Reinsurers.

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Article XIX - SERVICE OF SUIT

         (This Article applies only to those Reinsurers who are domiciled outside the United States of America and also to Reinsurers unauthorized in the State of New York.)

         In the event of the failure of the Reinsurers to whom this Article applies, or any one of them, to pay any amount claimed to be due hereunder, such Reinsurers, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States, and will comply with all requirements necessary to give such court jurisdiction, and all matters arising hereunder shall be determined in accordance with the law and practice of such court.

         Service of process in such suit may be made upon Messrs. Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, and in any suit instituted against any one of them upon this Agreement, the Reinsurers will abide by the final decision of such court or any appellate court in the event of an appeal.

         The above named are authorized and directed to accept service of process on behalf of the Reinsurers in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance on behalf of Reinsurers or any one of them in the event such a suit shall be instituted.

         Further, pursuant to any statute of any state, territory, or district of the United States which makes provisions therefor, the Reinsurers to whom this Article applies hereby designate the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above named Mendes and Mount as the firm to whom the said officer is authorized to mail such process or a true copy thereof.

Article XX - FEDERAL EXCISE TAX

         (This Article applies only to those Reinsurers domiciled outside the United States of America, excepting Reinsurers exempt from the Federal Excise Tax.)

         The Reinsurers have agreed to allow for the purpose of paying Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

         In the event of any return of premium becoming due hereon the Reinsurers will deduct 1% from the amount of the return and the Company or its Agent should take steps to recover the tax from the United States Government.

Article XXI - INTERMEDIARY

         Herbert Clough Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expense, salvages, and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurers through Herbert Clough Inc., Financial Centre, P.O. Box 10216, Stamford, Connecticut 06904-2216. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                                                      Effective: January 1, 1997

                                    EXHIBIT A

                         Attached to and made a part of
                              HCI Agreement No. 439

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                 FIRST EXCESS OF LOSS REINSURANCE (CATASTROPHE)

                                       of
                                PROPERTY BUSINESS

    ------------------------------------------------------------------------

SECTION 1 - LIABILITY OF THE REINSURERS

         The Reinsurers shall pay to the Company, with respect to each loss occurrence, 95% of the amount of ultimate net loss in excess of the Company Retention of $5,000,000 but not exceeding the Limit of Liability of the Reinsurer of 95% of the next $5,000,000 of ultimate net loss with respect to such loss occurrence nor 95% of $10,000,000 with respect to all loss occurrences commencing during the term of this Agreement.

         The Company shall retain net for its own account, with respect to each loss occurrence, the remaining 5% of such ultimate net loss.

Section 2 - REINSURANCE PREMIUM

         As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 1.499% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $425,800 and a deposit reinsurance premium of $532,000.

Section 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

         The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $133,000 each on or before the beginning of each calendar quarter during the term of this Agreement.

         Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.

                                                      Effective: January 1, 1997

                                    EXHIBIT B

                         Attached to and made a part of
                              HCI Agreement No. 439

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                 SECOND EXCESS OF LOSS REINSURANCE (CATASTROPHE)

                                       of
                                PROPERTY BUSINESS

    ------------------------------------------------------------------------

SECTION 1 - LIABILITY OF THE REINSURERS

         The Reinsurers shall pay to the Company, with respect to each loss occurrence, 95% of the amount of ultimate net loss in excess of the sum of:

         (a)      The Company Retention of $5,000,000; and

         (b)      The First Excess Cover of $5,000,000,

but not exceeding the Limit of Liability of the Reinsurer of 95% of the next $10,000,000 of ultimate net loss with respect to such loss occurrence nor 95% of $20,000,000 with respect to all loss occurrences commencing during the term of this Agreement.

         The Company shall retain net for its own account, with respect to each loss occurrence, the remaining 5% of such ultimate net loss.

SECTION 2 - REINSURANCE PREMIUM

         As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 1.861% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $528,000 and a deposit reinsurance premium of $660,000.

SECTION 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

         The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $165,000 each on or before the beginning of each calendar quarter during the term of this Agreement.

         Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the

Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.

                                                      Effective: January 1, 1997

                                    EXHIBIT C

                         Attached to and made a part of
                              HCI Agreement No. 439

                       PROPERTY CATASTROPHE EXCESS OF LOSS
                              REINSURANCE AGREEMENT

                 THIRD EXCESS OF LOSS REINSURANCE (CATASTROPHE)

                                       of
                                PROPERTY BUSINESS

    ------------------------------------------------------------------------

Section 1 - LIABILITY OF THE REINSURERS

         The Reinsurers shall pay to the Company, with respect to each loss occurrence, 95% of the amount of ultimate net loss in excess of the sum of:

         (a)      The Company Retention of $5,000,000;

         (b)      The First Excess Cover of $5,000,000; and

         (c)      The Second Excess Cover of $10,000,000.

but not exceeding the Limit of Liability of the Reinsurer of 95% of the next $20,000,000 of ultimate net loss with respect to such loss occurrence nor 95% of $40,000,000 with respect to all loss occurrences commencing during the term of this Agreement.

         The Company shall retain net for its own account, with respect to each loss occurrence, the remaining 5% of such ultimate net loss.

Section 2 - REINSURANCE PREMIUM

         As a condition precedent to the Reinsurers' obligations hereunder, the Company shall pay to the Reinsurers 2.115% of the Company's subject net earned premium during the term of the Agreement, subject to a minimum reinsurance premium of $599,000 and a deposit reinsurance premium of $748,000.

Section 3 - REINSURANCE PREMIUM REPORTS AND REMITTANCES

         The Company shall pay to the Reinsurers the deposit reinsurance premium stipulated in the section entitled REINSURANCE PREMIUM in equal quarterly installments of $187,000 each on or before the beginning of each calendar quarter during the term of this Agreement.

         Within 60 days after the expiration of this Agreement, the Company shall render to the Reinsurers a report of the Company's subject net earned premium during the term of the Agreement. The Company shall calculate the reinsurance premium thereon, shall balance such amount against the deposit reinsurance premium previously paid, and the amount due either party, subject to the minimum reinsurance premium, shall be remitted within 60 days.

     NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - USA

     (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

     (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

     (i) Nuclear reactor power plants including all auxiliary property on the site, or

     (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

     (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "special nuclear material", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

     (iv) Installations other than those listed in paragraph (2) (iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

     (3) Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate:

     (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

     (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

     (4) Without in any way restricting the operations of paragraphs (1),(2) and
(3) hereof, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

       (5) It is understood and agreed that this Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

       (6) The term "special nuclear material" shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.

       (7)    The Company to be sole judge of what constitutes:

       (a)    substantial quantities, and

       (b)    the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that:

        (a) all policies issued by the Company on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

        (b) with respect to any risk located in Canada policies issued by the Company on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

      NUCLEAR INCIDENT EXCLUSION CLAUSE-PHYSICAL DAMAGE-REINSURANCE-CANADA

        (1) This Agreement does not cover any loss or liability accruing to the Company directly or indirectly and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

        (2) Without in any way restricting the operation of paragraph (1) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

        (i) Nuclear reactor power plants including all auxiliary property on the site, or

        (ii) Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and "critical facilities" as such, or

        (iii) Installations for fabricating complete fuel elements or for processing substantial quantities of "prescribed substances", and for reprocessing, salvaging, chemically separating, storing or disposing of "spent" nuclear fuel or waste materials, or

        (iv) Installations other than those listed in (2)(iii) above using substantial quantities of radioactive isotopes or other products of nuclear fission.

       (3) Without in any way restricting the operation of paragraphs (1) and
(2) of this Clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith, except that this paragraph (3) shall not operate:

              (a) where the Company does not have knowledge of such nuclear reactor power plant or nuclear installation, or

              (b) where the said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused.

        (4) Without in any way restricting the operation of paragraphs (1), (2) and (3) of this Clause, this Agreement does not cover any loss or liability by radioactive contamination accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.

        (5) This Clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Company to be the primary hazard.

        (6) The term "prescribed substances" shall have the meaning given it by the Atomic Energy Control Act or by any law amendatory thereof.

        (7) The Company to be sole judge of what constitutes:

            (a)   substantial quantities, and

            (b)   the extent of installation, plant or site.

        (8) Without in any way restricting the operation of paragraphs (1), (2),
(3) and (4) of this Clause, this Agreement does not cover any loss or liability accruing to the Company, directly or indirectly, and whether as Insurer or Reinsurer, caused:

            (a) by any nuclear incident as defined in the Nuclear Liability Act or any other nuclear liability act, law or statute, or any law amendatory thereof or nuclear explosion, except for ensuing loss or damage which results directly from fire, lightning or explosion of natural, coal or manufactured gas;

            (b)   by contamination by radioactive material.

Note: Without in any way restricting the operation of paragraphs (1), (2), (3) and (4) of this Clause, paragraph (8) of this Clause shall only apply to all original contracts of the Company whether new, renewal or replacement which become effective on or after December 31, 1992.

POOLS, ASSOCIATIONS AND SYNDICATES EXCLUSION CLAUSE
---------------------------------------------------


SECTION A
---------

Excluding:

            (a) All Business derived directly or indirectly from any Pool, Association or Syndicate which maintains its own reinsurance facilities.

            (b) Any Pool or Scheme (whether voluntary or mandatory) formed after March 1, 1968 for the purpose of insuring Property whether on a country-wide basis or in the respect of designated areas. This exclusion shall not apply to so-called Automobile Insurance Plans or other pools formed to provide coverage for Automobile Physical damage.

SECTION B
---------

It is agreed that business written by the Company for the same perils, which is known at the time to be insured by, or in excess of underlying amounts placed in the following Pools, Associations or Syndicates, whether by way of insurance or reinsurance, is excluded hereunder:

         Industrial Risk Insurers (formerly Factory Insurance Association and Oil Insurance Association), including Underwriters Grain Division. Associated Factory Mutual.
         Improved Risk Mutuals.
         Any Pool, Association or Syndicate formed for the purpose of writing Oil, Gas or Petro-Chemical Plants and/or Oil or Gas Drilling Rigs. Nuclear Energy Property Insurance Association.
         Nuclear Energy Liability Insurance Association.
         Mutual Atomic Energy Reinsurance Pool.
         Mutual Atomic Energy Liability Underwriters.
         United States Aircraft Insurance Group.
         Canadian Aircraft Insurance Group.
         Associated Aviation Underwriters.
         American Aviation Underwriters.

Section B does not apply:

         (a) Where the Total Insured value over all interests of the risk in question is less than $250,000,000.

         (b) To interests traditionally underwritten as Inland Marine or Stock and/or Contents written on a Blanket basis.

         (c) To Contingent Business Interruption, except when the Company is aware that the key location is known at the time to be insured in any Pool, Association or Syndicate named above, other than as provided for under Section B (a).

         (d) To risks as follows: Offices, Hotels, Apartments, Hospitals, Educational Establishments, Public Utilities (other than Railroad Schedules) and Builders Risks on the classes of risks specified in this subsection (d) only.

         Where this Clause attaches to Catastrophe Excesses, the following SECTIONS C and D are added:

SECTION C
---------


NEVERTHELESS the Reinsurers specifically agree that liability accruing to the Company from its participation in residual market mechanisms including but not limited to:

         (1)      The following so-called "Coastal Pools"

                  ALABAMA INSURANCE UNDERWRITING ASSOCIATION
                  FLORIDA WINDSTORM UNDERWRITING ASSOCIATION
                  LOUISIANA INSURANCE UNDERWRITING ASSOCIATION
                  MISSISSIPPI WINDSTORM UNDERWRITING ASSOCIATION
                  NORTH CAROLINA INSURANCE UNDERWRITING ASSOCIATION
                  SOUTH CAROLINA WINDSTORM AND HAIL UNDERWRITING ASSOCIATION TEXAS CATASTROPHE PROPERTY INSURANCE ASSOCIATION

                  and

         (2) All "Fair Plan" and "Rural Risk Plan" Business, including but not limited to:

                  Florida Windstorm Underwriting Association (FWUA)
                  Florida Property and Casualty Joint Underwriting Association (FPCJUA)
                  Residential Property and Casualty Joint Underwriting Association (RPCJUA)

         for all perils otherwise protected hereunder shall not be excluded, except that this reinsurance does not include any increase in such liability resulting from:

         (i) The inability of any other participant in such Residual Market Mechanism including but not limited to "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" to meet its liability.

         (ii) Any claim against such Residual Market Mechanism including but not limited to "Coastal Pool" and/or "Fair Plan" and/or "Rural Risk Plan" or any participant therein, including the Company, whether by way of subrogation or otherwise, brought by or on behalf of any insolvency fund.

SECTION D
---------

NOTWITHSTANDING Section C above, in respect of the FWUA, FPCJUA, and RPCJUA, where an assessment is made against the Company by the FWUA, the FPCJUA, the RPCJUA, or any combination thereof, the maximum loss that the Company may include in the Ultimate Net Loss in respect of any loss occurrence hereunder shall nor exceed the lesser of:

1. The Company's assessment from the relevant entity (FWUA, FPCJUA and/ or RPCJUA) for the accounting year in which the loss occurrence commenced, or

2.       The product of the following:

         a) The Company's percentage participation in the relevant entity for the accounting year in which the loss occurrence commenced, and

         b)   The relevant entity's total losses in such loss occurrence.

         Any assessments for accounting years subsequent to that in which the loss occurrence commenced may not be included in the Ultimate Net Loss hereunder. Moreover, notwithstanding Section C above, in respect of the FWUA, the FPCJUA and/or the RPCJUA, the Ultimate Net Loss hereunder shall not include any monies expended to purchase or retire bonds as a consequence of being a member of the FWUA, the FPCJUA and/or the RPCJUA. For the purposes of this Agreement, the Company may not include in the Ultimate Net Loss any assessment or any percentage assessment levied by the FWUA, the FPCJUA and/or the RPCJUA to meet the obligations of any insolvent insurer member or other party, or to meet any obligations arising from the deferment by the FWUA, FPCJUA and/or RPCJUA of the collection of monies.

--------------------------------------------------------------------------------
NOTES:   Wherever used herein the terms:

         "Company"    shall be understood to mean "Reinsured", "Reassured" or
                      whatever other term is used in the attached reinsurance document to designate the reinsured company or companies.

         "Contract"   shall be understood to mean "Agreement", "Policy" or
                      whatever other term is used to designate the attached reinsurance document.

         "Reinsurers" shall be understood to mean "Underwriters" or whatever other term is used in the attached reinsurance document to designate the reinsurer or reinsurers.

                                      -4-